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                                                                    Exhibit 10.1


                                                                     DEMAND NOTE


Manufacturers and Traders Trust Company                                 New York
                                                                   $1,000,000.00

December 1, 2003

BORROWER: PRO-FAC COOPERATIVE, INC., a corporation organized under the laws of New York

Address of chief executive office:  90 Linden Oaks, Rochester, New York 14625

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, New York 14240 Attention: Office of General Counsel

Promise to Pay. For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank on demand the principal sum of ONE MILLION DOLLARS AND NO CENTS ($1,000,000.00) plus interest as agreed below and all fees and costs (including without limitation attorneys' fees and disbursements whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for a payment of this Note ("Expenses").

Interest. The unpaid principal balance of this Note shall earn interest each day calculated on the basis of a 360-day year for the actual number of days in each year (365 or 366) until payment is received at a rate per year which shall on each day be 0.75 percentage points above the rate in effect on that day as the rate announced by the Bank as its prime rate of interest. Interest shall accrue at the Maximum Legal Rate (defined below) if no rate is specified.

Maximum Legal Rate. It is the intent of the Bank and of Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). If this Note is for a personal loan of less than $2,500,000 and is secured primarily by a one-to-four-family residence, such interest rate shall not exceed sixteen percent (16%). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

Due on Demand. This is a demand Note and all amounts hereunder shall become immediately due and payable upon demand by the Bank; provided, however, that all amounts hereunder shall automatically become immediately due and payable if Borrower or any guarantor or endorser of this Note commences or has commenced against it any bankruptcy or insolvency proceeding. Borrower hereby waives protest, presentment and notice of any kind in connection with this Note.

Payments; Late Charge; Default Rate. Payments shall be made in immediately available United States funds at any banking office of the Bank. Absent demand for payment in full, interest shall be due and payable monthly. If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) five percent (5%) of the delinquent amount, (b) the Bank's then current late charge as announced by the Bank from time to time, or
(c) $50.00, provided, however, that if this Note is secured by one to six (1-6) family owner-occupied dwelling, the grace period shall be fifteen (15) days, the late charge shall be two percent (2%) of the delinquent amount, any excess collected by mistake shall be refunded on request, and each such late charge shall be separately charged and collected by the Bank. In addition, if the Bank has not actually received any payment under this Note within thirty days after it is due date, from and after such thirtieth day the interest rate for all amounts outstanding under this Note shall automatically increase to five (5) percentage points above the otherwise applicable rate per year, and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate. Payments may be applied in any order in the sole discretion of the Bank but prior to demand, shall be applied first to past due interest, Expenses and late charges, then to scheduled principal payments, if any, which are past due, then to current interest, Expenses and late charges, and last to remaining principal.

Setoff. The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note. Such set-off shall be deemed to have been exercised immediately at the time the Bank or such affiliate elect to do so.





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Purpose of Loan. Borrower represents, warrants and acknowledges to the Bank that the proceeds of the loan shall be used for a business purpose, and not for any personal, family or household purpose, unless the following box is checked: [ ] Personal Loan.

Authorization. Borrower, if a corporation, partnership, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower's performance is not threatened by any pending or threatened litigation.

Joint and Several. If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts and obligations which become due under this Note and the term "Borrower" shall include each as well as all of them.

Miscellaneous. This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive. No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice. No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank. No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank. No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank. Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank's course of business may be admitted into evidence as an original. This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect. Section headings are for convenience only. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

Notices. Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank's records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower's relationship with the
Bank). Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) business days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) business day after delivery to a nationally recognized overnight courier service (e.g., Federal Express). Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

Governing Law; Jurisdiction. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York. This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER'S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION. Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower. Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

Waiver of Jury Trial. BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

Replacement Note. The Borrower acknowledges, agrees and understands that this
Note is given in replacement of and in substitution for, but not in payment of, a note dated on or about March 26, 2003 in the original principal amount of $500,000.00 issued by PRO-FAC COOPERATIVE, INC. to the Bank (or its predecessor in interest), as the same may have been amended or modified from time to time ("Prior Note"), and further, that: (a) the obligations of the Borrower as evidenced by the Prior Note shall continue in full force and effect, as amended and restated by this Note, all of such obligations being hereby ratified and





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confirmed by the Borrower; (b) any and all liens, pledges, assignments and security interests securing the Borrower's obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged by the Borrower to secure, among other things, all of the Borrower's obligations to the Bank under this Note, with the same priority, operation and effect as that relating to the obligations under the Prior Note; and (c) nothing herein contained shall be construed to extinguish, release, or discharge, or constitute, create, or effect a novation of, or an agreement to extinguish, the obligations of the Borrower with respect to the indebtedness originally described in the Prior Note or any of the liens, pledges, assignments and security interests securing such obligations.

Preauthorized Transfers from Deposit Account. If a deposit account number is provided in this paragraph Borrower hereby authorizes the Bank to debit Borrower's deposit account #_____________________ with the Bank automatically for any amount which becomes due under this Note or as directed by Borrower's Authorized Representative for such account, by telephone.

Acknowledgment. Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

Tax ID/SS #12-4385793

PRO-FAC COOPERATIVE, INC.

By: /s/ Stephen R. Wright
   --------------------------------------------------------------
       Stephen R. Wright, Chief Executive Officer/General Manager

By: /s/ Kevin Murphy
   --------------------------------------------------------------
       Kevin Murphy, Vice President/Assistant Treasurer


Signature of Witness: ____________________________________________

Typed Name of Witness: ___________________________________________











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                                                FOR BANK USE ONLY
Authorization Confirmed                                                                        Product Code:
                        ------------------------------------------------------------------                  ------------------
                        (if required per Credit Policy Manual Section 4.15.10 paragraph 1)


Disbursement of Funds:     Credit A/C #_________________      Off Ck # _______________         Payoff Obligation #____________


                                       $ _______________             $________________                           $____________

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